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                                                                   EXHIBIT 10.29



                           INDEMNIFICATION AGREEMENT

       THIS INDEMNIFICATION AGREEMENT (this "Agreement") is made and entered into this _____ day of May, 1996, by and between ____________________ (the
"Indemnitee") and Wyndham Hotel Company Ltd., a Texas limited partnership ("Wyndham").

Recitals:

       The Indemnitee is the owner of 1,000 shares of common stock of AMMB, Inc. (the "Corporation"), and is the President and a director of the Corporation.

       The Corporation is the holder of liquor licenses for one or more hotels managed by Wyndham.

       The Indemnitee has requested that Wyndham indemnify and hold the Indemnitee harmless from any and claims, demands, liabilities, costs, fines and expenses (including reasonable attorneys' fees) (collectively, "Liabilities") incurred, resulting from or arising out of the Indemnitee's ownership of the common stock of the Corporation and service as an officer and director of the Corporation, except for such Liabilities caused by the gross negligence, willful misconduct or willful violation of applicable law by the Indemnitee. Wyndham is willing to provide such indemnification on the terms and conditions set forth herein.

       For and in consideration of the premises and of the mutual covenants and agreements set forth herein, the Indemnitee and Wyndham agree as follows:

       1. Indemnification. Wyndham shall indemnify and hold harmless the Indemnitee from and against any and all Liabilities incurred, resulting from or arising out of the Indemnitee's ownership of the common stock of the Corporation and service as an officer and director of the Corporation, except for such Liabilities caused by the gross negligence, willful misconduct or willful violation of applicable law by the Indemnitee.

       2. Transfers of Shares. In consideration of the indemnification provided pursuant to paragraph 1 above, the Indemnitee agrees that, (i) except pursuant to this Agreement or as directed by Wyndham, Indemnitee will not transfer, assign or pledge any shares of capital stock of the Corporation and
(ii) upon the request of Wyndham, whether made before, upon or after any termination of the Indemnitee's employment by Wyndham, the Indemnitee will immediately transfer to Wyndham, or to Wyndham's designee, all of the Indemnitee's right, title and interest in the Corporation, including all shares of capital stock of the Corporation held by the Indemnitee (without the payment of any additional consideration therefor by Wyndham), and will cooperate with Wyndham to effect the transfer of any liquor license or
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licenses owned or held by the Corporation to Wyndham or Wyndham's designee. The
Indemnitee also agrees that, upon the request of Wyndham, he will pledge all of his shares of capital stock of the Corporation as collateral for any financing obtained by Wyndham or any affiliate of Wyndham.

       3. Further Assurances. Promptly upon the request of either party, the other party hereto will execute any and all documents, instruments and agreements as may be requested by the requesting party in order to carry out the intent of this Agreement and to perfect or give further assurances of any of the rights granted or provided for herein.

       4. Miscellaneous. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns. This Agreement shall be governed by and construed under the laws of the State of Texas.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


                                       WYNDHAM HOTEL COMPANY LTD., a Texas
                                       limited partnership ("Manager")

                                       By: Wyndham Hotel Management
                                           Corporation, a Texas corporation,
                                           General Partner

                                           By:
                                              ---------------------------------
                                              Name:
                                                   ----------------------------
                                              Title:
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